Gentor Resources

PRESS RELEASE

GENTOR RESOURCES INTERSECTS HIGH GRADE, NEAR-

SURFACE, MASSIVE SULPHIDE AT ITS OMAN

COPPER AND GOLD PROJECT

Results include an intersection of 15.40m @ 7.40% copper

from 40.15m down hole depth, including 8.80m @ 9.17% copper

Toronto, Canada - November 11, 2010 - GENTOR RESOURCES, INC. (“Gentor” or the “Company”) (OTCBB - “GNTO.OB”) is pleased to announce preliminary findings from the Company’s initial drilling program at its Oman copper/gold properties.

The Company has completed six drill holes of a 24-hole, 2,600m diamond drilling program at the Mahab 4 prospect in Block 5.  Four holes were drilled on the initial drill fence and were designed to test the central portion of VTEM anomaly VB5-23.  These holes intersected a ~40m true width, sub-vertical sulphide stringer zone, assaying 67m @ 0.71% copper from 107m down hole depth in GRB5D005 (see table below).

Two additional holes were cited on a section line approximately 50m to the north.   Both holes intersected near-surface, visible massive sulphide mineralization of approximately 1m at 34m down-hole depth in GRB5D011 and 15m at 40m down-hole depth in GRB5D020.

Assays have been received for both holes with visible massive sulphide:

•

Hole GRB5D011 intersected massive pyrite/chalcopyrite over 0.87m grading 3.83% Cu, 1.15 g/t Au, 0.21% Zn and 146 g/t Ag, from 34.70m down-hole depth (in a hole angled at -50º).

•

Hole GRB5D020 intersected a thick massive pyrite/chalcopyrite zone of 15.40m @ 7.40% Cu, 0.17g/t Au, 0.91% Zn and 7.85g/t Ag, from 40.15m down-hole depth (in a hole angled at -50º), including 8.80m grading 9.17% Cu, 0.19g/t Au, 0.62% Zn and 8.20g/t Ag, from 43.15m depth.

Locality plans of the prospect area and reported drill holes are found accompanying this press release on the Company’s web site at http://www.gentorresources.com/i/pdf/2010-11-11_NRM.pdf.

Gentor began exploration in Oman in February 2010, searching for “Cyprus-type” volcanogenic massive sulphide (VMS) deposits in the Semail Ophiolite, northern Oman.  The program commenced by flying a million dollar helicopter-borne Geotech VTEM (Variable Time Electro-Magnetic) survey across prospective zones in both Blocks 5 and 6.  Some 56 VTEM anomalies were identified.  Ground inspections identified 11 targets for immediate follow-up. These displayed the classic VMS characteristics, including the right extrusive basalt geological setting, cross-stratigraphic faulting, alteration, surface copper staining, gossanous outcrops and metalliferous sediments.

Of these 11 anomalies, 6 were drilled in Gentor’s initial 2,600m diamond drilling program.  A total of 4 VMS’s were identified, including 2 completely new discoveries (Mahab 4 & Maqail South), one VMS which was extended (Mahab 3) and another VMS which was already known from previous drilling by an unrelated company (Hara Kilab).

The Mahab 4 VTEM anomaly - VB5-23 - was a strong conductor over three 100m flight lines and modeled as a north-east dipping plate at 140m depth.  The anomaly straddles a north-south fault separating the key stratigraphic units of V1-1 and V1-2 extrusive basalts.  Metalliferous sediments crop-out adjacent to altered basalts and surface malachite and azurite staining.

MAHAB 4 DRILLING - Holes Completed
Hole	Prospect	VTEM	Dip	Azimuth	Depth m
D003	Mahab 4	VB5 23	60	225	150.09
D005	Mahab 4	VB5 23	60	225	195.35
D006	Mahab 4	VB5 23	50	225	162.46
D008	Mahab 4	VB5 23	50	075	183.20
D011	Mahab 4	VB5 23	50	255	138.10
D020	Mahab 4	VB5 23	50	255	105.09
Total					934.29

GENTOR RESOURCES - Mahab 4 - Massive Sulphide & Stringer Mineralisation
Hole No.	Azimuth	Dip	Massive Sulphide	Stringer Zone	Assay Status
GRB5D003	255	60			Not Assayed
GRB5D005	255	60		107.37 - 174.91 (67.54m)	Received
GRB5D006	255	60			Not Assayed
GRB5D008	75	50		143.98 -165.31 (21.33m)	Received
GRB5D011	255	50	34.70 - 35.57 (0.87m)		Received
				85.02 - 121.72 (36.70m)	Outstanding
GRB5D020	255	50	40.38 - 54.55 (14.17m)		Received
				65.35 - 70.27 (4.92m)	Outstanding
				74.09 - 75.40 (1.31m)	Outstanding
			75.40 - 76.52 (1.12m)		Outstanding
			77.06 - 80.80 (3.74m)		Outstanding
				80.8 - 87.62 (6.82m)	Outstanding
				88.31 - 91.70 (3.39m)	Outstanding

Mahab 4 - Main Drill Fence

On the main drill fence, GRB5D005 intersected a well developed quartz vein stringer zone between ~107m and ~175m down hole.  The mineralization is dominated by pyrite stringers and disseminations with common blebby chalcopyrite and rare sphalerite.  It is cut by several minor un-mineralized andesitic dykes.  The entire intercept of 67.5m from 107.4m assayed 0.71% copper, with several higher grade zones (see table above).

Similar stringer mineralization to that observed in GRB5D005 was intersected between ~143m and ~165m in GRB5D008 - a scissor hole on the same drill fence.  Assays are lower tenure.  Mineralization appears abruptly at ~140m following a well defined zone of chlorite rich fault breccia.  This breccia is located very near the down dip projection of the fault mapped at surface.

MAHAB 4 - ASSAY RECEIVED

Hole No.	From	To	Intercept	Geology	Copper	Gold	Zinc	Silver
	m	m	m		%	g/t	%	g/t
GRB5D005	107.37	174.91	67.54	Stringer	0.71	0.01	0.02	0.23
incl:	117.04	129.75	12.71		0.87	0.03	0.01	0.03
incl:	142.16	144.45	2.29		2.18	0.01	0.05	0.32
incl:	170.38	174.91	4.53		1.98	0.02	0.03	0.32

GRB5D008	142.81	145.58	2.77	Stringer	0.21	0.01	0.01	0.85
	150.12	156.40	6.28		0.15	0.01	0.01	0.33

GRB5D011	34.70	35.57	0.87	MS	3.83	1.15	0.21	146.00

GRB5D020	40.15	55.55	15.40	MS	7.40	0.17	0.91	7.90
incl:	43.15	51.95	8.80	MS	9.17	0.19	0.62	8.20
* MS = Massive Sulphide

Mahab 4 - Northern Drill Fence

GRB5D0011 was collared 50m along strike to the north of the main drill fence.  It intersected ~90cm of massive sulphide at ~34m down hole and a further 37m of stringer mineralization from 85m.

A second hole GRB5D020 was sited some 20m west, in front of GRB5D011 and designed to test the juxtaposition of the sub-vertical stringer zone and the shallowly dipping massive sulphide intersected in GRB5D011.  This hole penetrated three zones of massive sulphide, the largest of which is ~15m thick at the shallow depth of ~40m down hole.

Qualified Person

The exploration results disclosed in this press release have been reviewed, verified - including sampling, analytical and test data - and compiled by Dr. Peter Ruxton who is a Member of the Institute of Materials, Minerals and Mining (I.M.M.M.), the Company’s President and Chief Executive Officer and a “qualified person” (as such term is defined in Canadian National Instrument 43-101 as promulgated by the Canadian Securities Administrators).

Drill cores for assaying were taken from varying intervals based on geological interpretation and cut with a diamond saw, with one-half of the core placed in sealed bags and sent for sample preparation in Muscat, Oman.  The core samples were then crushed to -2mm, split and pulverized down to 90% passing 75 microns.  Approximately 150 grams of pulverized sample were then shipped to the ALS Laboratory (which is independent of the Company) in Romania where samples were analyzed for base metals via XRF techniques and gold via fire assay using a 50g charge.  As part of the Company’s QA/QC procedures, which adhere to international recognized standards, duplicates, blanks and standards were inserted into sample batches.

About Gentor Resources, Inc.

Gentor Resources, Inc. is a US based mineral exploration company whose projects include copper and gold properties in the Sultanate of Oman and a molybdenum-tungsten-silver property in East Central Idaho. The Company’s strategy is to create shareholder value by developing highly prospective mineral properties around the globe, with current focus in the Sultanate of Oman and the United States.

Cautionary Notes

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release, other than statements of historical fact, that address potential future production, reserve potential, exploration drilling activities and events or developments that the Company expects to occur, are forward looking statements. Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects”, “plans” “anticipates”, “believes”, “understands”, “intends”, “estimates”, “projects”, “potential” and similar expressions, or that events or conditions “will”, “would”, “may”, “could” or “should” occur. Information inferred from the interpretation of drilling results and any information concerning mineral resource estimates may also be deemed to be forward-looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Such statements are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements. Factors that could cause the actual results to differ materially from those in forward-looking statements include market prices, exploitation and exploration successes, and continued availability of capital and financing, and general economic, market or business conditions.

The United States Securities and Exchange Commission (the “SEC”) permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. U.S. investors are cautioned not to assume that any disclosure of mineralization contained in this press release is economically or legally mineable. U.S. investors are urged to closely consider all of the disclosures in the Company’s reports filed pursuant to the Securities Exchange Act of 1934 which may be secured from the Company, or from the SEC’s website at http://www.sec.gov/edgar.html.

For further information, please visit our website at www.gentorresources.com, or contact: Dr Peter Ruxton, President & CEO, United Kingdom Tel: + 44 (0) 7786 111103; or Arnold T. Kondrat, Executive Vice President, Toronto, Ontario, Tel: (416) 366 2221 or 1 (800) 714 7938.